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                                                                      EXHIBIT 21

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NAME OF SUBSIDIARY                JURISDICTION OF INCORPORATION    NAME UNDER WHICH SUBSIDIARY
                                                                        CONDUCTS BUSINESS
------------------------------    -----------------------------    ---------------------------
C V Holding Corp.
                                  Minnesota                               Not Applicable
------------------------------    -----------------------------    ---------------------------
CV Dynamics International Inc.
                                  Barbados                                Not Applicable
------------------------------    -----------------------------    ---------------------------
Medical Europe C.V.D.
                                  France                                  Not Applicable
------------------------------    -----------------------------    ---------------------------

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